UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2020

Cocrystal Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38418	35-2528215
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19805 N. Creek Parkway Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 459-1831

(Former name or former address, if changed since last report.):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	COCP	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Item 1.01 Entry into a Material Definitive Agreement.

Registered Direct Offering

On March 9, 2020, Cocrystal Pharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue, in a registered direct offering, 5,037,038 of the Company’s shares of common stock, par value $0.001 (the “Common Stock”) at a purchase price per share of $1.35 for aggregate gross proceeds to the Company of approximately $6.8 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by the Company. The Company closed the offering on March 10, 2020.

The Purchase Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

Pursuant to an engagement agreement (the “Engagement Agreement”) between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), Wainwright agreed to serve as the exclusive placement agent for the Company in connection with the offering. The Company agreed to pay Wainwright a cash placement fee equal to 6.5% of the aggregate purchase price for the shares of Common Stock sold in the offering, a management fee of 1.0% of the aggregate purchase price for the shares of Common Stock sold in the offering, $12,900 for the clearing expenses of the placement agent, and to reimburse the placement agent for its legal fees and other accountable expenses in the amount of $25,000.

The shares in the registered direct offering were issued pursuant to a prospectus supplement dated as of March 10, 2020 which was filed with the SEC, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-220632), which became effective on October 10, 2017, and the base prospectus included therein. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing descriptions of the Purchase Agreement and the Engagement Agreement are not complete and are qualified in their entireties by reference to the full text of such documents, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A. relating to the validity of the shares of common stock issued in the offering is attached as Exhibit 5.1 hereto.

Settlement Agreement with Aegis Capital

On March 12, 2020, the Company entered into a confidential Settlement Agreement with Aegis Capital Corporation (the “Settlement Agreement”). Under the Settlement Agreement, the Company and Aegis agreed to settle the lawsuit filed by Aegis on March 5, 2020 in the United States District Court for the Southern District of New York alleging violation of the restriction on the issuance and sale of the Company’s common stock without the prior written consent of Aegis (the “Lock-Up”) under the Underwriting Agreement, dated October 30, 2019, by and between the Company and Aegis (the “Underwriting Agreement”). Pursuant to the terms of the Settlement Agreement, Aegis has agreed, in addition to withdrawing its lawsuit, to terminate, subject to certain exclusions, the provisions of the Underwriting Agreement, including the Lock-Up, and the Company has agreed, among other things, to pay Aegis an undisclosed material amount. The Settlement Agreement also contains customary provisions regarding mutual release of claims, subject to certain exceptions specified in the Settlement Agreement.

The foregoing description of the Settlement Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which will be filed as an exhibit to the Company’s next periodic report.

Item 1.02. Termination of a Material Definitive Agreement.

To the extent required by Item 1.02, the information contained in Item 1.01 of this Current Report on Form 8-K regarding the Underwriting Agreement is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 10, 2020, Todd Brady notified the Board of Directors (the “Board”) of the Company that he was resigning as a director, effective immediately. Mr. Brady was a member of the Audit Committee of the Board. He had been designated for election by certain stockholders of the Company pursuant to that certain Stockholder Rights Agreement, dated November 25, 2014.

Item 7.01 Regulation FD.

On March 11, 2020, the Company issued a press release announcing the closing of the registered direct offering. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 8.01 Other Events.

On March 11, 2020, the Company received a letter from the Listing Qualifications department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it had regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) because the closing bid price of the Company’s common stock had been at least $1.00 per share for 10 consecutive business days. Accordingly the matter, which was previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2019, is now closed.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

5.1	Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.
10.1	Form of Securities Purchase Agreement, dated March 9, 2020, by and between the Company and the Purchasers*
10.2	Engagement Agreement dated February 26, 2020 by and between the Company and H.C. Wainwright & Co., LLC**
23.1	Consent of Nason Yeager Gerson Harris & Fumero, P.A. (included in Exhibit 5.1)
99.1	Press Release, dated March 11, 2020

* Exhibits and/or Schedules have been omitted. The Company hereby agrees to furnish to the Commission upon request any omitted information.

** Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCRYSTAL PHARMA INC.

Date: March 13, 2020	/s/ James Martin
James Martin
Chief Financial Officer